Exhibit 10.16

AMENDMENT I TO THE

FMSA HOLDINGS INC. STOCK OPTION PLAN

STOCK OPTION AGREEMENT

This Amendment to the outstanding and unexercised Nonqualified Stock Option Agreement (the “Award Agreements”) used by FMSA Holdings Inc., a Delaware corporation (the “Company”) to grant stock option awards under the FMSA Holdings Inc. Stock Option Plan (the “2010 Plan”) is effective as of September 11, 2014.

WHEREAS, the Company previously made grants of stock option awards under the 2010 Plan to certain individuals;

WHEREAS, the Company changed its name from FML Holdings, Inc. to FMSA Holdings Inc. and wishes to reflect that name change in the Award Agreements; and

WHEREAS, Section 7.2 and Section 7.3 of the 2010 Plan and Section 16 of the Award Agreement, provide the board of directors of the Company (the “Board”) with the power to amend the 2010 Plan and the Award Agreement.

NOW THEREFORE BE IT RESOLVED, that the Award Agreement shall be deemed to be amended such that (i) all references to the title of the 2010 Plan shall be changed from the “FML Holdings, Inc. Stock Option Plan” to the “FMSA Holdings Inc. Stock Option Plan” and (ii) all other references within such award agreements to “FML Holdings, Inc.” shall now be references to “FMSA Holdings Inc.”

FMSA HOLDINGS INC.

By:	/s/ David J. Crandall

Name:	David J. Crandall

Title:	VP, General Counsel, Secretary

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